SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 6, 2004

THE FINOVA GROUP INC.

(Exact Name of Registrant Specified in Charter)

Delaware	1-11011	86-0695381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Scottsdale Arizona	85251-7623
(Address of Principal Executive Offices)	(Zip Code)

(480) 636-4800

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On May 6, 2004, The FINOVA Group Inc. (“FINOVA”) issued the following press release:

News Release

Contact:	Jill Harness	For Immediate Release
Manager- Shareowner Services
480-636-6117

The FINOVA Group Inc. Releases Selected Projections

The FINOVA Group Inc. (OTC: FNVG) is releasing the selected financial projections below to provide additional information about FINOVA’s remaining portfolio and projected payments on its $3 billion aggregate principal amount of 7.5% Senior Notes Due November 2009, with Contingent Interest Due 2016 (the “Senior Notes”). FINOVA cautions investors that the facts and assumptions underlying the projections will change, and those changes may cause significant positive or negative differences to the projected results. Many of the facts and assumptions are beyond the control of FINOVA and/or its customers. FINOVA anticipates that there will be differences between the projections and FINOVA’s actual results, so investors should not place undue reliance on the projections. The projections should be read in conjunction with the audited financial statements and the notes thereto, prepared in accordance with generally accepted accounting principles, contained in FINOVA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Annual Report”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the “10-Q Report”) both filed with the Securities and Exchange Commission, as well as the information noted in this release.

The financial projections are derived from management’s estimates of future cash flows to be collected from FINOVA’s portfolio of assets. The cash flow estimates assume, among other things, that the asset portfolios are collected in an orderly fashion over time and do not represent estimated recoverable amounts if FINOVA were to undergo a short-term asset liquidation. Management believes a short-term liquidation would have a material negative impact on FINOVA’s ability to recover amounts recorded in FINOVA’s audited financial statements and in the projections.

FINOVA’s process of developing the projections included an assessment of its portfolio on a transaction-by-transaction basis. Estimates of payments to holders of Senior Notes were based on information and assumptions as of the date each asset was assessed concerning general economic conditions, specific market segments, the financial condition of FINOVA’s customers, an assessment of the underlying collateral and management’s estimation as to the ultimate outcome of individual transactions. In addition, management made assumptions concerning the customers’ ability to obtain full refinancing of balloon obligations or residuals at maturity. As a result, some of the projected results assume FINOVA will incur refinancing discounts for certain transactions. In other cases, FINOVA assumed full repayment of contractual balances, including numerous instances of recoveries or collections in excess of asset values reflected in FINOVA’s audited financial statements. The projections anticipate individual asset sales and prepayments that FINOVA is both currently discussing with customers and believes are likely to occur. The projections do not assume any bulk asset sales or more speculative prepayments. Asset sales or prepayments may or may not occur as projected.

The projections extend through the principal maturity date of the Senior Notes, which are due in November 2009. The Senior Notes are reflected on FINOVA’s balance sheet net of an unamortized fresh-start discount. FINOVA is obligated to pay the full principal amount outstanding on the Senior Notes. The projections indicate no principal repayments beyond year-end 2007.

Although the projections anticipate receipt of cash flows through November 2009, there can be no assurance that sufficient cash flows will continue through that date to cover scheduled interest payments on the Senior Notes and operating expenses. FINOVA’s actual cash collections on its portfolio have generally occurred faster than anticipated. The projections currently forecast that sufficient cash flow will be generated to cover interest payments on the Senior Notes as well as operating expenses through November 2009. The projections, however, do not forecast the availability of sufficient assets to fully repay the remaining principal of the Senior Notes due at maturity. Moreover, if the portfolio liquidation occurs faster than projected, FINOVA’s portfolio may not generate sufficient funds to cover operating expenses and interest payments before the Senior Notes mature in November 2009. Experiencing a shortfall in cash to cover operating expenses could adversely interfere with the ability to continue the liquidation of the remaining portfolio in an orderly fashion. As has previously occurred, portfolio runoff may accelerate due to asset sales, prepayments and other factors. Based on past experience, FINOVA expects that substantial portions of the runoff may actually occur faster than reflected in the projections, but as noted above, the projections do not contemplate the sale or prepayment of most assets, even if FINOVA may be attempting to sell or negotiate prepayments for some of those assets.

The projections anticipate that the transportation portfolio will comprise an increasing percentage of FINOVA’s portfolio over time. FINOVA has a significant number of aircraft that are off-lease, and the projections anticipate that additional aircraft will be returned to FINOVA as leases expire or as certain operators cease making payments. FINOVA expects to scrap many of those aircraft, but also assumes it will park and maintain some aircraft for sale or re-lease at a later date. While the current inactive market for aircraft makes it difficult to predict, FINOVA believes that the values ultimately realized under this liquidation strategy will significantly exceed the values FINOVA would realize if it were to liquidate those aircraft today. Projected recoveries may differ from recorded amounts, and actual realization will be significantly impacted by the future used aircraft market, which is difficult to predict.

The process of estimating future cash flows from aircraft is particularly difficult and subjective, as it requires FINOVA to estimate future demand, lease rates and scrap values for assets for which there is currently little or no demand. In addition, the current state of the aircraft industry continues to include significant excess capacity for both new and used aircraft and lack of demand for certain classes and configurations of aircraft within our portfolio. Management considered these factors when determining anticipated useful lives, scrap values and its assessment of FINOVA’s ability to lease or sell its aircraft.

The projections assume that FINOVA will pay virtually no income taxes during the projection period. FINOVA has substantial net operating loss carryforwards and other tax attributes that are expected to offset its taxable income, including income related to the reversal of deferred tax liabilities. The projections do not assume any additional cash benefit from unused net operating loss carryforwards at the end of the projection period.

FINOVA’s critical accounting polices are detailed in the Annual and 10-Q Reports. Accounting rules permit valuation allowances established on financing assets after implementation of fresh-start reporting to be increased or decreased as facts and assumptions change. However, many financing assets were previously marked down for impairments that existed at the time fresh-start reporting was implemented in 2001. These marked down values became FINOVA’s new cost basis in those assets, and accounting rules do not permit the carrying value of these assets to be increased above that fresh-start cost basis, even if subsequent facts and assumptions result in a projected increase in value, which has occurred for certain assets included in the projections. As a result, in those instances the projections include collections in excess of the carrying amounts reflected in the financial statements.

Impairments of other financial assets (before and after implementation of fresh-start reporting) were marked down directly against the assets’ carrying amount. Accounting rules permit further markdowns if changes in facts and assumptions result in additional impairment; however, most of these assets (with certain exceptions) may not be marked up in the financial statements, even if subsequent facts and assumptions result in a projected increase in value, which has occurred for certain assets included in the projections. As a result, in those instances the projections include collections in excess of carrying amounts reflected in the financial statements.

The projections were prepared for management’s internal use and were not prepared with a view to compliance with the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections or forecasts. FINOVA’s auditors have not assisted with the preparation of, nor have they applied testing procedures to, the projections. Accordingly, the auditors do not express an opinion or any other form of assurance regarding the projections. Although the projections are presented with numerical specificity, as indicated elsewhere in this release, they are based on various estimates and assumptions which may not be realized and are inherently subject to significant business, economic and other uncertainties, many of which are beyond the control of FINOVA. FINOVA’s actual results for the projected periods will vary from the projections and such variations are likely to be material, with an increased likelihood of greater variations the further out the projected period. The projections are, therefore, not representations by FINOVA of its future performance. The release of these projections should not be regarded as an indication that FINOVA considers them to be a reliable prediction of future events, and investors should not rely on them for that purpose. FINOVA does not intend, and assumes no responsibility, to update the projections to reflect actual results or changes in assumptions or other factors that could affect the projections, including changes in the underlying facts and assumptions used to prepare the projections.

Certain statements in this press release are “forward-looking,” in that they do not discuss historical fact, but instead reflect future expectations, projections, intentions or other items. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this report, the words “estimate,” “expects,” “anticipates,” “believes,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements that involve known and unknown risks and uncertainties.

Risks, uncertainties and other factors may cause FINOVA’s actual results or performance to differ materially from those contemplated by the forward-looking statements. Some of these factors include, but are not limited to, FINOVA’s ability to liquidate its asset portfolio through November 2009, the extent to which FINOVA is successful in implementing its business strategy, including the efforts to maximize the value of its portfolio through orderly collection or sales of assets, the effect of economic conditions and the performance of FINOVA’s borrowers, loss of employees, the failure of FINOVA to comply with the terms of its credit obligations, conditions affecting the Company’s aircraft portfolio, including changes in Federal Aviation Administration directives and conditions affecting the demand for used aircraft and the demand for aircraft spare parts, changes in government regulations, tax rates and similar matters, the accuracy of information relied upon by FINOVA, which includes information supplied by its customers or prepared by third parties, such as appraisers, and risks of litigation. Additional information concerning these and other important factors can be found within the Annual and 10-Q Reports and FINOVA’s other filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

The FINOVA Group Inc.

Selected Financial Projections (1)

as of April 26, 2004

(Dollars in thousands in tables)

	Actual Audited Amounts as of Dec. 31, 2003	Unaudited Projections
		As of December 31,					As of November 30,
		2004 (2)	2005	2006	2007	2008	2009 (3)
Balance Sheet Data:
Cash and cash equivalents	$789,138	$314,683	$286,569	$289,807	$180,829	$136,059	$23,900

Financial Assets (before reserves):
Resort	$526,065	$154,142	$73,932	$21,753	$7,546	—	—
Transportation	448,791	315,421	241,031	194,825	138,154	95,046	69,692
Specialty Real Estate	330,967	224,464	189,679	136,770	49,870	17,481	18,722
All other portfolios	500,161	251,085	77,704	53,384	22,015	9,930	7,084

Total Financial Assets (before reserves)	$1,805,984	$945,112	$582,346	$406,732	$217,585	$122,457	$95,498

Principal amount of Senior Notes (4)	$2,967,949	$2,437,602	$2,152,860	$2,110,047	$1,949,850	$1,949,850	$1,949,850
Fresh-start reporting discount	(629,158)	(590,476)	(547,388)	(499,394)	(456,443)	(427,985)	(413,383)

Senior Notes, net	$2,338,791	$1,847,126	$1,605,472	$1,610,653	$1,493,407	$1,521,865	$1,536,467

	Actual Audited Results for the Year Ended Dec. 31, 2003	Unaudited Projections
		Year Ended December 31,					Period Ended November 30,
		2004 (2)	2005	2006	2007	2008	2009 (3)
Payments on Senior Notes:
Interest payments	$228,763	$223,583	$177,942	$159,859	$152,246	$146,239	$146,239
Principal repayments (5)	49,875	530,347	284,742	42,813	160,197	—	—

Total Payments to Note Holders (6)	$278,638	$753,930	$462,684	$202,672	$312,443	$146,239	$146,239

Notes:

(1)	FINOVA cautions investors that the facts and assumptions underlying the projections will change, and those changes may cause significant positive or negative differences to the projected results. The release of these projections should not be regarded as an indication that FINOVA considers them to be a reliable prediction of future events, and investors should not rely on them for that purpose. FINOVA does not intend, and assumes no responsibility to update the projections to reflect actual results or changes in assumptions or other factors that could affect the projections, including changes in the underlying facts and assumption used to prepare the projections. The projections should be read in conjunction with the narrative discussion included in this release, FINOVA’s 2003 Form 10-K and First Quarter 2004 Form10-Q.
(2)	The 2004 column includes actual results for the first quarter and projected results thereafter. On April 5, 2004, FINOVA advised the trustee of the Senior Notes that FINOVA would make a $237.5 million partial prepayment of principal effective May 15, 2004. The principal prepayment represents approximately 8% of the total principal amount due.
(3)	FINOVA’s Senior Notes mature November 2009; projections were only provided through the end of that month.
(4)	The Senior Notes are reflected on FINOVA’s balance sheet net of an unamortized fresh-start discount. FINOVA’s obligation is to pay the full principal amount outstanding on the Senior Notes. The projections indicate no principal repayments beyond year end 2007.
(5)	In 2003, FINOVA repurchased $100.0 million (face amount) of Senior Notes at a price of 49.875% or $49.9 million, plus accrued interest. The amount shown represents the cash used in the repurchase during 2003. The projections assume no additional notes are repurchased.
(6)	Based on these projections, a $1,000 bond would receive estimated total gross payments (principal and interest) of $682 from January 1, 2004 through November 30, 2009, at which time, FINOVA will have projected remaining assets (cash and financial assets, before reserves) of approximately $120 million and principal due on the bonds of just under $1.95 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINOVA GROUP INC.

Date: May 6, 2004	By:	/s/ Richard Lieberman
Richard Lieberman Senior Vice President General Counsel & Secretary